EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of September 1, 1998, by and between SPORTSTRAC, INC., a Delaware corporation ("SELLER"), and APPLIED SPORTS TECHNOLOGIES, INC., a Delaware corporation ("BUYER").

                                R E C I T A L S:

      A. Seller is in the business of developing and marketing products designed to enhance and monitor athletic performance, including, without limitation, The SportsTrac System, developing software and performing data processing and analysis services in connection with such products, and developing and marketing related products and performing related services (the "BUSINESS"); and

      B. On the terms and conditions set forth in this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the properties, assets, rights and business of Seller, subject to the assumption by Buyer of certain associated liabilities.

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

            1. DEFINITIONS

            1.1. DEFINITIONS. The following terms, when used herein and unless the context clearly requires otherwise, shall have the following meanings:

      "AFFILIATE" shall mean any Person that directly or indirectly controls, is controlled by or is under common control with the Person in question. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "ASSIGNED CONTRACT" shall mean any Contract: (a) under which Seller has or may acquire any rights; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by it is or may become bound, in any case except as set forth on SCHEDULE 1.1.

      "ASSUMED LIABILITIES" shall have the meaning provided in Section 2.2(a).

      "CLOSING" shall have the meaning provided in Section 2.3.

      "CLOSING DATE" shall have the meaning provided in Section 2.3.

      "CODE" shall mean the Internal Revenue Code of 1986.


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      "CONTRACT" shall mean any agreement, contract, obligation, promise or understanding, whether written or oral and whether express or implied.

      "EMPLOYEE BENEFIT PLANS" shall have the meaning provided in Section
3.11(i).

      "ENVIRONMENTAL LAWS" shall mean all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

      "EXCLUDED ASSETS" shall have the meaning provided in Section 2.1.

      "EXCLUDED LIABILITIES" shall have the meaning provided in Section 2.2(c).

      "FINANCIAL RECORDS" shall have the meaning provided in Section 3.7.

      "FINANCIAL STATEMENTS" shall have the meaning provided in Section 3.7.

      "GAAP" means generally accepted accounting principles in effect from time to time in the United States consistently applied through the periods indicated and from period to period.

      "GOVERNMENTAL AUTHORITY" shall mean any court, agency, commission, department or body of any national, state, provincial, local, municipal or federal governmental regulatory unit, entity or authority having jurisdiction or authority over Seller or any of its Business, assets or operations.

      "GOVERNMENTAL AUTHORIZATION" shall mean any approval, consent, license, certificate, permit, franchise, waiver, right, consent, registration, directive or other authorization of, with or from any Governmental Authority.

      "INTELLECTUAL PROPERTY RIGHTS" shall mean, collectively, all of Seller's right, title and interest to patents, trademarks, copyrights and service marks, registrations thereof and applications therefor, and licenses or sublicenses therefor, and trade and business names, including, without limitation, (i) the registered trademark "The SportsTrac System," (ii) the exclusive sublicense from NHancement Technologies, Inc. ("NHancement") to market Critical Tracking Task technology, and (iii) Seller's agreement with NHancement and Systems Technology, Inc. ("STI") enabling Seller to assume NHancement's rights and obligations under NHancement's license from STI upon the terms and conditions set forth in such agreement.

      "KNOWLEDGE" shall mean (a) with respect to an individual, such individual is actually aware of such fact or other matter after reasonable and diligent inquiry and investigation; and (b) with respect to any other Person (other than an individual), any individual who is serving as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.


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      "LATEST FINANCIAL STATEMENT" shall have the meaning provided in Section
3.7.

      "LEASED PREMISES" shall mean Seller's leasehold interest in that parcel of real property commonly known as 6900 E. Belleview Avenue, Suite 202, Englewood, Colorado 80111.

      "LEGAL REQUIREMENT" shall mean any federal, national, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

      "LIENS" shall mean, collectively, liens, claims, charges, restrictions, voting trusts or comparable arrangements, options, constructive trusts, pledges, security interests and other encumbrances.

      "LOSS" shall mean any loss, damage, liability, penalty, cost or expense.

      "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "PRIVATE PLACEMENT" shall mean the private placement by Buyer of a minimum of 1,500,000 and a maximum of 3,000,000, shares of its common stock, $0.01 par value per share, for the gross cash consideration of $1.00 per share.

      "PURCHASED ASSETS" shall have the meaning provided in Section 2.1.

      "REGISTRATION STATEMENT" shall mean that certain Amendment No. 11 to Form SB-2 of Seller, as filed with the U.S. Securities and Exchange Commission on February 6, 1998.

      "TAX" shall mean any tax, including levies, duties, charges, canons, services or charges for use of municipal properties, services, deductions, withholdings or liabilities imposed by any federal, state, provincial, local or municipal authority and any other taxes of any nature imposed in any name and under any form, including social security withholdings and contributions, as well as any other charges imposed similarly to taxes, including interest, penalty or addition thereto, whether or not disputed.

      "TAX RETURNS" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

            1.2. PRINCIPLES OF CONSTRUCTION.

            (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following usages apply: (i) unless otherwise provided herein, actions permitted, but not required, under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to,"


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"until" and "ending on" (and the like) mean "to, but excluding"; (iii) the captions and headings of sections and schedules appearing in or attached to this Agreement have been inserted for convenience of reference only and are not a part of, nor shall they affect any construction or interpretation of this Agreement or any of its provisions; (iv) unless otherwise specified, indications of time of day mean Chicago, Illinois time; (v) all references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified; (vi) references to a statute shall refer to the statute as amended from time to time and any successor statute, and to all rules and regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (vii) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (viii) "including" means "including, but not limited to"; (ix) unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended or otherwise modified from time to time, and any and all extensions, renewals, substitutions or replacements thereof.

            (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the schedules, the statements in the body of this Agreement shall control.

            (c) Where any accounting determination or calculation is required to be made under this Agreement or the schedules hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP.

            2. BASIC TERMS OF THE TRANSACTION

            2.1. PURCHASED ASSETS. At the Closing, subject to the terms and conditions set forth herein, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, for the consideration hereinafter set forth, all of Seller's right, title and interest in and to the Business and all of the assets, properties, rights and interests of Seller related thereto or arising therefrom (collectively, the "PURCHASED ASSETS"), free and clear of all Liens, including, without limitation, the following:

            (a) all equipment, fixtures, improvements and items of personal property;

            (b) all rights of Seller under any Assigned Contracts;

            (c) all accounts receivable and notes receivable of Seller;

            (d) all books, files and records relating to the Business and Seller's operations, including property records, production records, service records, inventory records, purchasing and sales records, computer programs, customer and vendor lists, history and files,


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correspondence files and records and such other records as Buyer may require in its conduct of the Business subsequent to the Closing;

            (e) all purchase orders, forms, labels, shipment material, catalogs, brochures, art work, photographs and advertising and marketing material relating to the Purchased Assets, but not Seller;

            (f) the Leased Premises;

            (g) all Intellectual Property Rights;

            (h) all rights to the corporate name "SportsTrac";

            (i) all permits, consents, approval and other authorizations related to or associated with the Business; and

            (j) all cash and cash equivalents, including cash on hand or in bank accounts, certificates of deposit, commercial paper, marketable securities and other investments;

provided, however, that the following assets shall be excluded from the definition of Purchased Assets and shall not be sold, transferred, conveyed, assigned or transferred to Buyer (collectively, the "EXCLUDED ASSETS"):

            (a) the corporate minute books and stock record books of Seller;

            (b) all benefits to Seller of this Agreement; and

            (c) the tax returns and tax records of Seller and right to tax refunds, if any.

            2.2. PAYMENT OF CASH CONSIDERATION; ASSUMPTION OF LIABILITIES. In consideration for the Purchased Assets, at the Closing, subject to the terms and conditions set forth herein, Purchaser (i) shall pay to Seller in cash $5,000.00 and (ii) shall assume and agree to discharge and perform when due, the liabilities of Seller (and only those liabilities of Seller) which are enumerated in Section 2.2(a) (the "ASSUMED LIABILITIES"). All claims against and liabilities and obligations of Seller not specifically assumed by Purchaser pursuant to Section 2.2(a) or pursuant to the transactions described in Section
7.9 hereof, including the liabilities enumerated in Section 2.2(b), are collectively referred to herein as the "EXCLUDED LIABILITIES." Seller shall promptly pay and discharge when due all of the Excluded Liabilities.

            (a) Assumed Liabilities. The Assumed Liabilities shall consist of the following, and only the following liabilities of Seller:

                  (i) all accrued and unpaid salaries, wages and vacation pay with respect to those employees of Seller who become employees of Purchaser immediately after the Closing as of the Closing Date to the extent incurred in the ordinary course of business;


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                  (ii) liabilities and obligations of Seller under any Assigned
            Contract or Governmental Authorization which is assigned or transferred to Purchaser pursuant to the provisions hereof (but, in each such case, only to the extent such liabilities and obligations relate to performance after the Closing Date); and

                  (iii) all liabilities and obligations of Seller set forth on
            SCHEDULE 2.2.

            (b) Excluded Liabilities. Notwithstanding Section 2.2(a) (and without implication that Purchaser is assuming any liability not expressly excluded by this Section 2.2(b) and, where applicable, without implication that any of the following would constitute Assumed Liabilities but for the provisions of this Section 2.2(b)), the following claims against and liabilities of Seller are excluded and shall not be assumed or discharged by Purchaser:

                  (i) trade accounts payable and accrued and unpaid expenses of
            Seller not specifically set forth on SCHEDULE 2.2;

                  (ii) any liabilities to any of Seller's Affiliates;

                  (iii) any liabilities for legal, accounting, audit and
            investment banking fees, brokerage commissions not specifically set forth on SCHEDULE 2.2, other than such expenses incurred by Seller in connection with the negotiation and preparation of this Agreement and the sale of the Purchased Assets to Purchaser and related transactions;

                  (iv) any liabilities of Seller for Taxes;

                  (v) any liability for or related to indebtedness of Seller to banks, financial institutions or other persons or entities with respect to borrowed money or otherwise not specifically set forth on
            SCHEDULE 2.2;

                  (vi) any liabilities of Seller to the extent that their
            existence or magnitude constitutes or results in a breach of a representation, warranty or covenant made by Seller to Purchaser herein;

                  (vii) any liabilities of Seller under those leases, contracts, insurance policies, commitments, sales orders, purchaser orders, and Governmental Authorizations which are not assigned to Purchaser pursuant to the provisions of this Agreement;

                  (viii) any liabilities for retrospective or similar insurance adjustments;

                  (ix) any liabilities of Seller in connection with or arising out of the transfer or assignment of any Assigned Contract;

                  (x) any liabilities of Seller under collective bargaining
            agreements pertaining to employees of Seller; any liabilities of Seller to pay severance benefits to employees of Seller whose employment is terminated prior to the


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            Closing Date or in connection with or following the sale of the
            Purchased Assets pursuant to the provisions hereof; or any liability under any Federal or state civil rights or similar law, or the so-called "WARN Act," resulting from the termination of employment of employees;

                  (xi) product warranty liabilities of Seller with respect to products shipped on or prior to the Closing Date and products constituting finished goods inventory as of the Closing Date;

                  (xii) liabilities with respect to returns or allowances of products which were sold on or prior to the Closing Date or which constitute finished goods inventory as of the Closing Date and liabilities with respect to recalls of products sold prior to the Closing Date, whether required by a governmental body or otherwise;

                  (xiii) any claims against or liabilities of Seller for injury to or death of persons or damage to or destruction of property (including, without limitation, any workmen's compensation claim) regardless of when said claim or liability is asserted, including, without limitation, any claim or liability for consequential or punitive damages in connection with the foregoing;

                  (xiv) any liabilities for medical, dental, and disability
            (both long-term and short-term) benefits, whether insured or self-insured, accruing or based upon exposure to conditions, or aggravation of disabilities or conditions in existence, on or prior to the Closing Date or for claims incurred or disabilities commencing on or prior to the Closing Date, and any liability for the foregoing, regardless of when accrued and regardless of when any condition existed, which arises by virtue of any employment relationship at any time with Seller;

                  (xv) any liability for or with respect to renegotiation of any contract which is subject to renegotiation;

                  (xvi) any liabilities arising out of or in connection with any of Seller's employee welfare and pension benefit (including profit sharing) plans;

                  (xvii) any bonus or other compensation payments to Seller's employees which are owed by reason of the sale of the Purchased Assets, and any liabilities for salaries, wages, bonuses, vacation pay and other compensation which are owed to employees of Seller who do not become employees of Purchaser;

                  (xviii) any liabilities arising out of or in connection with any violation of a statute, regulation or directive of a Governmental Authority;

                  (xix) any liabilities or obligations with respect to, or
            relating to, any Environmental Laws or environmental matters; and


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                  (xx) without limitation by the specific enumeration of the foregoing, any liabilities not expressly assumed by Purchaser pursuant to the provisions of Section 2.2(a).

            (c) No Expansion of Third Party Rights. The assumption by Purchaser of the Assumed Liabilities shall not expand the rights or remedies of any third party against Purchaser or Seller as compared to the rights and remedies which such third party would have had against Seller had Purchaser not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by Purchaser of the Assumed Liabilities shall not create any third party beneficiary rights.

            2.3. CLOSING. The closing of the transactions provided for herein ("CLOSING") shall take place at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, at 10:00 a.m. on December 31, 1998 (the "CLOSING DATE"), or at such other time and place as the parties may mutually agree. Subject to the provisions of Section 9, failure to consummate the transactions contemplated hereby on the date and time and at the place determined pursuant to this Section shall not result in the termination of this Agreement and shall not relieve any party of any obligation under this Agreement.

            2.4. BUYER'S DELIVERIES AT CLOSING. At the Closing, Buyer shall deliver the following items to Seller:

            (a) an assumption agreement providing for the assumption by Buyer of the Assumed Liabilities, in form reasonably acceptable to Seller;

            (b) a certificate executed by the President or any Vice President of Buyer dated the Closing Date stating that: (i) all of the representations and warranties of Buyer set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations shall be true and correct on and as of such earlier date; and (ii) Buyer has performed or complied with all of the covenants, agreements, obligations and conditions to be performed or complied with by Buyer under the terms of this Agreement on or prior to the Closing Date; and

            (c) such other instruments and documents as Seller may reasonably request.

            2.5. SELLER'S DELIVERIES AT CLOSING. At the Closing, Seller shall deliver the following items to Buyer:

            (a) a general assignment and bill of sale to convey the Purchased Assets, in form reasonably acceptable to Buyer;

            (b) an assignment(s) of the Intellectual Property Rights, in a form(s) reasonably acceptable to Buyer;


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            (c) a certificate executed by the President or any Vice President of
Seller dated the Closing Date stating that: (i) all of the representations and warranties of Seller set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations shall be true and correct on and as of such earlier date; and (ii) Seller has performed or complied with all of the covenants, agreements, obligations and conditions to be performed or complied with by Seller under the terms of this Agreement on or prior to the Closing Date;

            (d) an amendment to Seller's Certificate of Incorporation whereby Seller changes its name to a name that is not similar to "SportsTrac" or "Applied Sports Technologies"; and

            (e) such other instruments and documents as Buyer may reasonably request.

            2.6. JOINT DELIVERIES. At the Closing, the parties shall execute and deliver, or cause to be executed and delivered, to each other, all of the following:

            (a) an assignment and assumption of the lease with respect to the Leased Premises; and;

            (b) all legally required bulk sales notices or transfer tax declarations concerning the Purchased Assets.

            3. REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents, warrants and covenants to Buyer as of the date hereof and as of the Closing Date, which representations, warranties and covenants are material, are being relied upon by Buyer (notwithstanding any independent investigations) and shall survive the Closing as provided herein, as follows. All representations and warranties of Seller are made subject to and qualified by the information set forth in the Registration Statement.

            3.1. ORGANIZATION AND AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has full power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets as now owned, leased and operated, and has full power and authority to take all actions on its part contemplated to be taken under this Agreement and all other agreements, instruments and documents referred to herein or contemplated hereby.

            3.2. AUTHORIZATION AND ENFORCEABILITY. Seller has full right, power and authority to enter into, execute and deliver and perform its obligations under this Agreement and all other agreements, instruments and documents referred to herein or contemplated hereby to be executed, delivered and performed by it. This Agreement, and all other agreements, instruments and documents referred to herein or contemplated hereby and executed by Seller, constitute valid, binding and enforceable obligations of Seller in accordance with their respective terms, subject to


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the enforcement of involuntary bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

            3.3. OWNERSHIP OF PURCHASED ASSETS. Seller has and will convey to Buyer good, full and marketable title to the Purchased Assets, free and clear of any Lien.

            3.4. NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller do not and shall not: (a) conflict with its Certificate of Incorporation or By-Laws, in each case as amended as of the date hereof, (b) conflict with, or result in a breach or termination of, or constitute a default (or an event which, with the giving or due notice or lapse of time, or both, would constitute a default) or cause or permit the acceleration of the maturity of or give rise to any right to impose any fees or penalties under, any agreement, commitment, or other instrument, or any order, judgment or decree, to which Seller is a party or by which it or any of its assets is bound, (c) result in the creation or imposition of any Lien upon any of its assets, or (d) constitute a violation by Seller of any Legal Requirement of any Governmental Authority applicable to Seller or to any of its assets.

            3.5. CONSENTS. No consents, approvals, waivers, variances or authorizations of, notices to or filings with any Person (including any Governmental Authority) are necessary in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated herein.

            3.6. LITIGATION. There are no (a) investigations, audits or reviews by any Governmental Authority pending against or affecting Seller or any of its assets, (b) claims, actions, suits or proceedings pending or threatened against or affecting Seller or any of its assets, at law or in equity, before or by any Governmental Authority or any third party, and there exists no state of facts that could reasonably be expected to result in any such claims, actions, suits or proceedings, or (c) outstanding judgments, orders, injunctions or decrees of any Governmental Authority or any third party against or affecting Seller or any of its assets, and Seller has not been a party to, or bound by, any such judgment, order, injunction or decree.

            3.7. FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. All the existing financial statements of or pertaining to Seller since December 31, 1994 (the "FINANCIAL STATEMENTS") and the records pertaining thereto (the "FINANCIAL RECORDS") have been provided to Buyer. All the Financial Statements and Financial Records are true, complete and correct in all material respects and the Financial Statements have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to changes resulting from normal year-end adjustments and to the absence of footnote disclosure), and fairly and accurately present in all material respects the financial condition of Seller, its cash flows, assets and liabilities and the results of its operations as at the respective dates and for the respective periods indicated. The Financial Statements reflect all known material claims against, and debts and liabilities of, Seller in accordance with GAAP, as of the dates thereof. Except for claims, debts and liabilities reflected in the unaudited balance sheet and related income statements of Seller for the six-month period ended June 30, 1998 (the "LATEST FINANCIAL STATEMENT"), those expressly disclosed in this Agreement and those incurred in the ordinary course of business since the date of the Latest Financial Statement, Seller


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does not have, nor is it subject to, any claims, debts or liabilities (whether accrued, absolute, direct, indirect, perfected, known, unknown, contingent or otherwise).

            3.8. COMPLIANCE WITH LAWS. Seller has complied with and shall continue to comply with through the Closing all applicable Legal Requirements relating to any of its businesses, properties and assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement.

            3.9. GOVERNMENTAL AUTHORIZATIONS. Seller has all Governmental Authorizations required in connection with the conduct of its business and the use of its assets, which Governmental Authorizations are valid and in full force and effect. Seller is in full compliance with all of the terms and requirements of each Governmental Authorization, and all filings (including applications for renewal) required to have been made with respect to such Governmental Authorizations or the renewal thereof have been duly made on a timely basis with the appropriate Governmental Authorities. No event has occurred or circumstance exists that may constitute or result directly or indirectly in (with or without notice or lapse of time), and Seller has not received, at any time since its formation, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding: (i) any actual, alleged, possible or potential violation of or a failure to comply with any term or requirement of any Governmental Authorization; or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization.

            3.10. TAXES. (a) Seller has timely filed all Tax Returns which are required to be filed; (b) such Tax Returns are complete, correct and in accordance with applicable law; (c) Seller has paid all Taxes which have become due and are imposed by law upon it or any of its property, assets, income, receipts, imports, payrolls, transactions, capital, net worth or franchises, other than those not yet due and payable or those being contested in good faith by appropriate proceedings or for which all applicable statutes of limitation, if any (including extensions thereof), have expired; (d) no issues, deficiencies or claims have been asserted or proposed to Seller by any Governmental Authority in connection with the examination of its Tax Returns which would, if determined adversely, have an adverse affect on the business, operations or assets of Seller; (e) no investigation or audit of any Governmental Authority with respect to Taxes that might give rise to a Lien against any of its assets is in effect or, to the Knowledge of Seller, has been threatened; and (f) except as otherwise accrued and adequately reserved for in the books of account and other financial records and statements of Seller made available to Buyer or its representatives, no unsatisfied deficiency, delinquency or default for any Taxes that might give rise to a Lien against any of its assets has been claimed, proposed or assessed by any Governmental Authority.

            3.11. CONTRACTS. Buyer has been supplied by Seller with true, correct and complete copies of each of the following:

            (a) Each lease of real property to which Seller is a party;


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            (b) each Assigned Contract that was not entered into in the ordinary course of business;

            (c) each lease, rental, license, installment and conditional sale agreement and other Assigned Contract affecting the ownership of, leasing of, title to, use of, or any personal property;

            (d) each licensing agreement, sub-licensing agreement or other Assigned Contract with respect to the Intellectual Property Rights, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Rights;

            (e) each joint venture, partnership, and other Assigned Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Seller with any other Person;

            (f) each Assigned Contract containing covenants that in any way purport to restrict the business activity of Seller or any director, officer, employee or shareholder or limit the freedom of Seller or any such person to engage in any line of business or to compete with any Person;

            (g) each Assigned Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

            (h) each employment agreement or arrangement with respect to any officer, director or employee of Seller;

            (i) each profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by Seller for the benefit of its officers, directors or employees, and all other agreements, contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by Seller for the benefit of the employees of Seller (collectively, the "EMPLOYEE BENEFIT PLANS"), and any current financial or actuarial reports with respect thereto obtained by or for the benefit of Seller;

            (j) each Assigned Contract for capital expenditures;

            (k) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Seller other than in the ordinary course of business; and

            (l) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

            3.12. NO DEFAULTS. Each Assigned Contract provided by Seller to Buyer or required to be provided by Seller to Buyer pursuant to the terms of
Section 3.11 is in full force and effect and is valid and enforceable in accordance with its terms. Seller is in full compliance with all material applicable terms and requirements of each Assigned Contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound. Each Person other than Seller that has or had any obligation or liability under any Assigned Contract is in full compliance with all material applicable terms and requirements of such Assigned Contract. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assigned Contract. Seller has not given to or received from any other Person, at any time since January 1, 1998, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Assigned Contract.

            3.13. ENVIRONMENTAL LAWS. The properties and facilities owned, occupied or operated by Seller have been and continue to be owned and operated in full compliance with all Environmental Laws, and none of such properties or facilities is contaminated with any hazardous, toxic or polluting substances or hazardous wastes.

            3.14. CUSTOMERS AND SUPPLIERS. Seller has not received any notice or has any reason to believe that as a result of Seller's anticipated sale of the Purchased Assets to Buyer hereunder or the negotiation of the terms this Agreement any customer of Seller has ceased, or shall at any time before or after the Closing Date cease, to use the products, goods or services of the business of Seller or has substantially reduced, or shall at any time before or after the Closing Date substantially reduce, the use of such products, goods or services at any time. Seller has not received any notice or has any reason to believe that any supplier of Seller has ceased or shall cease to sell supplies, inventory and other goods to the business of Seller at any time before or after the Closing Date on terms and conditions substantially similar to those used in its current sales to Seller, subject only to general and customary price increases.

            3.15. INSURANCE. Seller has provided Buyer or its counsel with true, correct and complete copies of all insurance policies, including product and other liability insurance and fire and extended coverage insurance, true, correct and complete copies of which policies have been provided to Buyer. Such policies are in full force and effect on the date hereof and shall remain so in effect through the Closing (except for any expiring policy which is replaced by coverage in amounts and of a nature at least as extensive as those in effect on the date hereof). Seller is not in default under any such policy and has paid all premiums due and payable with respect to each.

            3.16. TITLE TO AND CONDITION OF ASSETS. Seller has provided Buyer or its counsel with true, correct and complete copies of all of the leases under which Seller holds a leasehold interest in real estate used in connection with its business. Seller as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it. All properties leased under such leases have unqualified access to public roads and have access to all utilities necessary to conduct the business of Seller as presently constituted. Seller has good title to, or a valid leasehold interest in, all assets and properties, whether real or personal, tangible or intangible, used by Seller, located on its premises or shown on the Latest Financial Statement, free and clear of all Liens of any kind except: (i) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held, and (ii) as disclosed in the Latest Financial Statement. The buildings, machinery, equipment and other tangible assets owned or leased by Seller are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, machinery, equipment or assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, machinery, equipment and other tangible assets of Seller are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

            3.17. COMPLIANCE WITH ERISA. Seller does not have and has not had any liability with respect to, and has not contributed to or had any obligation to contribute to, including any liability which arises from the controlled group of companies (within the meaning of Code Sections 414(b) and (c)) of which Buyer is, or was a member during the six-year period prior to the Closing, any (a) multiemployer plan as defined in Section 3(37) of ERISA, (b) any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in
Section 413(c) of the Code, or (c) any plan or policy which provides health, life insurance, accident, severance or other welfare benefits to current or former employees or retirees, their beneficiaries, spouses of departments, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law. During the six years preceding the Closing, no defined benefit plan has been terminated or its assets transferred out of the controlled group of companies (with the meaning of Code Sections 414(b) and (c)) of which Buyer is or was a member during such six-year period. Seller has fully complied with the applicable administrative, reporting and substantive requirements of ERISA and any other Legal Requirement with respect to each Employee Benefit Plan.

            3.18. ABSENCE OF CERTAIN CHANGES AND EVENTS. Since the date of the Latest Financial Statement, the business of Seller has been conducted in the ordinary course and consistent with past practice, and there has not been any:

            (a) payment or increase by Seller of any bonuses, salaries or other compensation to any shareholder, director, officer or (except in the ordinary course of business) employee or entry into any employment, severance or similar agreement or contract with any director, officer or employee;

            (b) adoption, amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, any Employee Benefit Plan;

            (c) material damage to or destruction or loss of any asset or property of Seller, whether or not covered by insurance;

            (d) entry into, termination or extension of, or receipt of notice of termination of any joint venture or similar agreement, or any agreement, contract or transaction involving a total remaining commitment by or to Seller of at least $5,000;

            (e) material change in any existing lease of real or personal property;

            (f) sale (other than any sale in the ordinary course of business), lease or other disposition of any asset or property of Seller or mortgage, pledge or imposition of any Lien on any material asset or property of Seller except for tax and other Liens which arise by operation of law and with respect to which payment is not past due;

            (g) incurrence of any obligation or liability (fixed or contingent) other than in the ordinary course of business;

            (h) cancellation or waiver of any claims or rights with a value to Seller in excess of $5,000;

            (i) merger or consolidation with or into any other Person, or acquisition of any stock, equity interest or business of any other Person;

            (j) transaction for the borrowing or lending of monies, other than in the ordinary course of business;

            (k) material change in the accounting methods used by Seller;

            (l) other material adverse changes, or actions or omissions of Seller which could reasonably be expected to result in a material adverse change, in the financial condition, earnings, operating results, business condition and prospects, assets, operations, employee relations or customer or supplier relations of Seller; or

            (m) agreement, whether oral or written, by Seller to do any of the foregoing.

            3.19. BROKERAGE COMMISSIONS. None of Seller or any of its agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            3.20. AFFILIATED TRANSACTIONS. No officer, director, employee or stockholder of Seller or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest is a party to any agreement, contract, commitment or transaction with Seller or has any material interest in any material property used by Seller.

            3.21. EMPLOYEE AND LABOR MATTERS. No key employee or group of employees of Seller has any plans to terminate his or their employment with Seller. Seller is currently in compliance in all material respects with all Legal Requirements regarding the employment of personnel and labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes, and Seller has no liability for any past non-compliance with any of the foregoing.

            3.22. INTELLECTUAL PROPERTY RIGHTS. (a) Seller is the owner of or duly licensed to use each of Intellectual Property Rights and its associated goodwill and each copy of computer software in Seller's possession; (b) each of the Intellectual Property Rights, and each registration and application included therein exists, is owned by or licensed to Seller, and has been maintained in good standing; (c) no other firm, corporation, association or person claims the right to use in connection with similar or closely related products or services and in the same geographic area, any mark which is identical to or confusingly similar to any of the trademarks or service marks included in the Intellectual Property Rights; (d) there exists no claim or any reason to believe that any third party asserts ownership rights in any of the Intellectual Property Rights; (e) there exists no claim or any reason to believe that Seller's use of any of the Intellectual Property Rights infringes any right of any third party; and (f) no third party is infringing any of Seller's rights in any of the Intellectual Property Rights.

            3.23. NO MATERIAL OMISSIONS. The representations and warranties of Seller in this Agreement, and all representations, warranties and statements of Seller contained in any schedule, financial statement, exhibit, list or document delivered pursuant hereto or in connection herewith, do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading.

            4. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents, warrants and covenants to Seller as of the date hereof and as of the Closing Date, which representations, warranties and covenants are material, are being relied upon by Seller (notwithstanding any independent investigations) and shall survive the Closing as provided herein, as follows:

            4.1. ORGANIZATION AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full power and authority to take all actions on its part contemplated to be taken under this Agreement, in connection with the Private Placement, and all other agreements, instruments and documents referred to herein or contemplated hereby.

            4.2. ENFORCEABILITY. This Agreement, and all other agreements, instruments and documents referred to herein or contemplated hereby and executed by Buyer, constitute valid, binding and enforceable obligations of Buyer in accordance with their respective terms, subject to the enforcement of involuntary bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

            4.3. NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer do not and shall not: (a) conflict with the Certificate of Incorporation or by-laws of Buyer, in each case as amended as of the date hereof, or (b) constitute a violation by Buyer of any Legal Requirement of any Governmental Authority applicable to Buyer or its assets.

            4.4. CONSENTS. No consents, approvals, waivers, variances or authorizations of, notices to or filings with any Person (including any Governmental Authority) are necessary in connection with the execution and delivery by Buyer of this Agreement or the consummation by

Buyer of the transactions contemplated herein except those that have been obtained by Buyer prior to the date hereof.

            5. SELLER'S COVENANTS

Seller hereby covenants to Buyer that:

            5.1. ORDINARY COURSE. During the period from the date hereof through the Closing Date or the earlier termination of this Agreement as provided herein, Seller shall:

            (a) conduct its business only in the usual and ordinary course of business in accordance with past practices;

            (b) maintain all of the Purchased Assets in good operating condition and repair, ordinary wear and tear (not caused by neglect) and damage by fire or unavoidable casualty excepted, replace and repair such assets in accordance with customary industry standards, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

            (c) file in a timely manner all required filings with all Governmental Authorities and cause such filings to be true and correct in all material respects, and use reasonable good faith efforts to maintain all material Governmental Authorizations;

            (d) pay all Taxes and other bills and amounts when due and payable, unless contesting such Taxes in good faith;

            (e) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and complying with all Legal Requirements;

            (f) comply with all material Legal Requirements affecting the Business and the Purchased Assets; and

            (g) use reasonable good faith efforts to maintain the relations, agreements, understandings and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Seller.

            5.2. NEGATIVE COVENANTS. Except as otherwise expressly permitted by this Agreement, Seller shall not, without the prior written consent of Buyer:

            (a) make any payments or distributions to its employees, officers or directors, except such amounts as constitute currently effective compensation for services rendered or for reimbursement for ordinary and necessary or out-of-pocket business expenses;

            (b) incur or commit to incur any capital expenditures;

            (c) prepay any of its material obligations;

            (d) incur, assume or guarantee any long-term or short-term indebtedness;

            (e) directly or indirectly, enter into or assume any contract, agreement, obligation, lease, license or commitment other than in the usual and ordinary course of business in accordance with past practices;

            (f) adopt or amend any Employee Benefit Plan;

            (g) increase the compensation payable to any employee;

            (h) take any affirmative action, or fail to take any action within its control, that may result in (A) the bankruptcy, insolvency or reorganization of Seller, (B) in any way impair Seller's ability to take all actions on its part contemplated to be taken under this Agreement and all other agreements, instruments and documents referred to herein or contemplated hereby, (C) conflict with its Certificate of Incorporation or By-Laws, in each case as amended as of the date hereof, (D) conflict with, or result in a breach or termination of, or constitute a default (or an event which, with the giving or due notice or lapse of time, or both, would constitute a default) or cause or permit the acceleration of the maturity of or give rise to any right to impose any fees or penalties under, any agreement, commitment, or other instrument, or any order, judgment or decree, to which Seller is a party or by which it or any of its assets is bound, (E) result in the creation or imposition of any Lien upon any of its assets, or (F) constitute a violation by Seller of any Legal Requirement of any Governmental Authority applicable to Seller or to any of its assets;

            (i) sell, transfer or otherwise dispose of any material asset or property except for application of cash in payment of Seller's liabilities in the usual and ordinary course of business;

            (j) amend, terminate or give notice of termination with respect to any existing agreement to which Seller is a party, or waive any material rights;

            (k) enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of services), directly or indirectly, with any Affiliate of Seller; or

            (l) pay, declare or set aside any dividend or other distribution on its securities of any class or purchase or redeem any of its securities of an class.

            5.3. ADVICE OF CHANGES. Seller shall promptly notify Buyer in writing if Seller acquires Knowledge of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller acquires Knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Seller shall promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

            5.4. COOPERATION. Seller shall, and shall cause its agents and other representatives to, fully and promptly and in good faith (a) cooperate and assist Buyer and its agents and other representatives in connection with any steps to be taken as part of their obligations hereunder, including in obtaining such consents and approvals of third Persons (including Governmental Authorities) necessary to the transactions contemplated hereby, (b) take all such other actions required pursuant to this Agreement that are necessary to effectuate the transactions contemplated herein, and (c) furnish Buyer and its agents and other representatives with such documents or further assurances as they may reasonably require.

            5.5. CHANGE OF CORPORATE NAME. As soon as practicable after the Closing, Seller shall take all actions reasonably necessary to change its corporate name such that Buyer will be able to change its corporate name to a name which includes the word "SportsTrac".

            6. BUYER'S COVENANTS

            6.1. ADVICE OF CHANGES. Buyer shall promptly notify Seller in writing if Buyer acquires Knowledge of any fact or condition that causes or constitutes a breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer acquires Knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Buyer shall promptly notify Seller of the occurrence of any breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

            6.2. COOPERATION. Buyer shall, and shall cause its agents and other representatives to, use good faith and commercially reasonable efforts to (a) cooperate and assist Seller and its agents and other representatives in connection with any steps to be taken as part of their obligations hereunder, including in obtaining such consents and approvals of third Persons (including Governmental Authorities) necessary to the transactions contemplated hereby, (b) take all such other actions required pursuant to this Agreement that are necessary to effectuate the transactions contemplated herein, and (c) furnish Seller and its agents and other representatives with such documents or further assurances as they may reasonably require.

            7. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

      The obligations of Buyer to consummate the transactions contemplated herein pursuant to the terms of this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the conditions of this Section 7. Buyer may waive any or all of these conditions in whole or in part, but no such waiver shall constitute a waiver by Buyer of any of its other rights or remedies under this Agreement. No condition shall be deemed to have been waived by Buyer unless such waiver is contained in a writing specifically referring to this provision and signed by Buyer.

            7.1. REPRESENTATIONS AND WARRANTIES OF SELLER. The representations and warranties of Seller contained in this Agreement shall be true and correct in all respects at the Closing with the same force and effect as if made at the Closing.

            7.2. COMPLIANCE. Seller shall have performed, complied with and fulfilled in all respects all of its covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled at or prior to the Closing.

            7.3. CONSENTS.

            (a) All consents and approvals required in the sole opinion of Buyer from any party to an Assigned Contract to the consummation of the sale of the Purchased Assets or the other transactions contemplated by this Agreement shall have been obtained and shall be reasonably satisfactory to Buyer.

            (b) All authorizations, consents, orders, declarations and approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority which the failure to obtain, make or occur could, in the sole opinion of Buyer, have the effect of making any of the transactions contemplated by this Agreement illegal or adversely affect the Buyer or the Business, shall have been made or shall have occurred and shall be reasonably satisfactory to Buyer.

            7.4. PROCEEDING. No suit, proceeding or investigation shall have been commenced or threatened by any Governmental Authority or private person on any grounds to restrain, enjoin or hinder, or to seek damages on account of, the consummation of the transaction contemplated hereby.

            7.5. NO MATERIAL ADVERSE CHANGE. In the sole discretion of Buyer, between the date hereof and the Closing, there shall have been no material adverse change in Seller or its financial condition, assets, operations, Business or prospects, including any of Seller (i) ceasing to be solvent or (ii) suffering the appointment of a receiver, trustee, custodian or similar fiduciary, or (iii) making an assignment for the benefit of creditors, or (iv) filing any petition or an order for relief under the bankruptcy code, or (v) having filed against it any petition for an order for relief and either an order for relief shall be entered against Seller as a result of such petition or such proceeding shall continue for more than 30 days, or (vi) making any offer of settlement, extension or composition to its unsecured creditors generally.

            7.6. COMPLIANCE WITH APPLICABLE LAWS. Neither the consummation nor the performance of any of the transactions contemplated hereby shall, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with or result in a violation of, or cause Buyer or any of Buyer's affiliates to suffer any material adverse consequence under: (a) any applicable Legal Requirement; or (b) any Legal Requirement that has been published, introduced, or otherwise proposed by or before any Governmental Authority.

            7.7. CLOSING DELIVERIES. Seller shall have delivered all of the instruments and documents described in Section 2.5 and all of the other instruments and documents described in

Section 2.6 shall have been delivered, and the form and substance of all such deliveries shall be reasonably satisfactory in all respects to Buyer and its counsel.

            7.8. SUBSCRIPTIONS. Buyer shall have received bona fide subscriptions for the common stock, $0.01 par value per share, of Buyer in the aggregate amount of not less than $1.5 million, which amount shall be in escrow and shall be payable to Buyer subject only to the Closing.

            7.9. CONVERSIONS. Buyer shall have received bona fide, duly executed and enforceable agreements from holders of outstanding indebtedness of Seller, pursuant to which such holders agree to exchange outstanding indebtedness in an aggregate amount of not less than $2,828,775 for the common stock, $0.01 par value per share, of Buyer, upon terms and conditions satisfactory to Buyer in its sole discretion, subject only to the Closing.

            7.10. LOAN MODIFICATIONS. Buyer shall have received bona fide, duly executed and enforceable amendments to (i) the loan documents evidencing a certain $350,000 loan made by Swiss American Bank ("SAB") to Seller which is part of the Assumed Liabilities and (ii) the loan documents evidencing a series of loan aggregating $335,000 made by The Holding Company ("THC") to Seller which are part of the Assumed Liabilities, which amendments shall (a) extend the maturity date of such loans to December 31, 2000, (b) establish an interest rate of 10% per annum, (c) provide that interest shall accrue, but shall not be payable until the maturity date and (d) grant to the holder of such loans the right to convert all principal and interest into Common Stock of Buyer on the basis of one share of Common Stock for each $0.40 of indebtedness.

            8. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

      The obligations of Seller to consummate the transactions contemplated herein pursuant to the terms of this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the conditions of this Section 8. Seller may waive any or all of these conditions in whole or in part, but no such waiver shall constitute a waiver by Seller of any of its other rights or remedies under this Agreement. No condition shall be deemed to have been waived by Seller unless such waiver is contained in a writing specifically referring to this provision and signed by Seller.

            8.1. REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing.

            8.2. COMPLIANCE. Buyer shall have performed, complied with and fulfilled in all material respects all of its covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled at or prior to the Closing.

            8.3. CONSENTS.

            (a) All consents and approvals required in the sole opinion of Seller from any party to an Assigned Contract to the consummation of the sale of the Purchased Assets or the other transactions contemplated by this Agreement shall have been obtained and shall be reasonably satisfactory to Seller.

            (b) All authorizations, consents, orders, declarations and approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority which the failure to obtain, make or occur could, in the sole opinion of Seller, have the effect of making any of the transactions contemplated by this Agreement illegal or adversely affect the Seller or the Business, shall have been made or shall have occurred and shall be reasonably satisfactory to Seller.

            8.4. PROCEEDING. No suit, proceeding or investigation shall have been commenced or threatened by any Governmental Authority or private person on any grounds to restrain, enjoin or hinder, or to seek damages on account of, the consummation of the transaction contemplated hereby.

            8.5. CLOSING DELIVERIES. Buyer shall have delivered all of the instruments, documents and considerations described in Section 2.4 and all of the instruments and documents described in Section 2.6 shall have been delivered, and the form and substance of all such deliveries shall be reasonably satisfactory in all respects to Seller and its counsel.

            9. TERMINATION

            9.1. REASONS FOR TERMINATION AND ABANDONMENT. This Agreement may, by prompt written notice given to the other party prior to the Closing, be terminated:

            (a) by mutual consent of Seller and Buyer;

            (b) by either Buyer or Seller if a material inaccuracy, untruth, failure or other breach of any provision of this Agreement has been committed by the other party and has not been waived;

            (c) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

            (d) by Seller if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date; or

            (e) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the date which is 60 days after the date of this Agreement or such later date as the parties may agree upon in writing.

            9.2. EFFECT OF TERMINATION. Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement, except for those obligations specifically designated herein as surviving such termination, shall terminate.

            10. GENERAL PROVISIONS

            10.1. EXPENSES. Except as otherwise provided herein, Buyer shall bear all costs and expenses relating to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants, consultants or other representatives for the services used, hired or connected with such transactions.

            10.2. FURTHER ASSURANCES. At the request of any party from time to time on and after the Closing Date, the other party shall, without further consideration, execute and/or deliver to or as directed by the requesting party such documents, and take such actions, as the requesting party may reasonably request in order to consummate and evidence more effectively the transactions provided for herein.

            10.3. ENTIRE AGREEMENT. This Agreement, together with all of the other documents referred to herein, supersedes all prior agreements and constitutes the entire agreement and understanding between the parties with regard to the subject matter hereof, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants respecting such subject matter not expressly set forth or described herein.

            10.4. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            10.5. NOTICES. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand or by overnight express delivery service, mailed with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by mail with first class postage prepaid:

            (a) If to Seller to:       SportsTrac, Inc.
                                       6900 E. Belleview Avenue
                                       Suite 202
                                       Englewood, Colorado  80111
                                       Attention:  Marc Silverman


            (b) If to Buyer to:        Applied Sports Technologies, Inc.
                                       6900 E. Belleview Avenue
                                       Suite 202
                                       Englewood, Colorado  80111
                                       Attention:  Marc Silverman

or to such other place as any party may designate to the other parties in writing. Except as otherwise provided herein, all such notices, requests or other communications shall be effective: (i) if delivered by hand, when delivered; (ii) if mailed in the manner provided in this paragraph, two business days after deposit with the United States Postal Service; (iii) if delivered by overnight express delivery service, on the first business day after deposit with such service; and (iv) if by telecopier, when telecopied, if also confirmed by mail in the manner provided in this paragraph.

            10.6. MODIFICATION. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

            10.7. WAIVER. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            10.8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.9. EXHIBITS AND SCHEDULES. All exhibits and schedules referred to in and attached to this Agreement are incorporated herein and made a part hereof by this reference in the same manner as if such exhibits and schedules were set forth at length in the text hereof. In the event of any inconsistency between the statements in the body of this Agreement and those in the exhibits and schedules hereto (other than an exception expressly set forth as such in the exhibits and schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

            10.10. SUCCESSORS AND THIRD PARTY BENEFICIARIES. No party may assign or transfer any of its rights or obligations hereunder except with the prior written consent of all of the other parties. If assigned in accordance with the terms hereof, this Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns. There are no third party beneficiaries of this Agreement.

            10.11. REPRESENTATIONS AND WARRANTIES; SURVIVAL. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by or on behalf of any party to this Agreement.

            10.12. REMEDIES CUMULATIVE. All remedies of any party hereunder are cumulative and not alternative, and are in addition to any other remedies available at law or otherwise, and may be exercised concurrently or successively.

            10.13. GOVERNING LAW. This Agreement and all transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Illinois without reference to (i) its judicially or statutorily pronounced rules regarding conflict of laws or choice of law; (ii) where any instrument is executed or delivered; (iii) where any payment or other performance required by any such instrument is made or required to be made; (iv) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; (v) where any action or other proceeding is instituted or pending; (vi) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of any party; (vii) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Illinois; or (viii) any combination of the foregoing.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       SPORTSTRAC, INC.



                                       /s/ Michael Mellman
                                       ----------------------------------------
                                       Name:   Michael Mellman
                                       Title:  Chairman of the Board



                                       APPLIED SPORTS TECHNOLOGIES, INC.



                                       /s/ Marc Silverman
                                       ----------------------------------------
                                       Name:   Marc Silverman
                                       Title:  Chief Executive Officer

                             EXHIBITS AND SCHEDULES


Schedule 1.1                 Excluded Contracts

Schedule 2.2                 Assumed Liabilities and Obligations

                                  SCHEDULE 1.1



                                      None

                                  SCHEDULE 2.2



                                  See Attached

                                                                   March 2, 1999

SportsTrac, Inc.
6900 E. Belleview Avenue, Suite 202
Englewood, CO 80111
Attn:   Michael Mellman

sportstrac.com, inc.
6900 E. Belleview Avenue, Suite 202
Englewood, CO 80111
Attn:  Marc Silverman


Gentlemen:

      Reference is made to that certain Asset Agreement (the "Agreement") dated as of September 1, 1998, by and between SPORTSTRAC, INC., a Delaware corporation ("Seller"), and APPLIED SPORTS TECHNOLOGIES, INC., a Delaware corporation n/k/a sportstrac.com, inc., a Delaware corporation (the "Company"). All capitalized terms not defined herein shall have the definitions set forth in the Agreement.

      Notwithstanding anything to the contrary contained in the Agreement, the undersigned agree to the following:

         1. "Private Placement" shall mean the private placement by the Company of a minimum of 250,000 and a maximum of 3,000,000 shares of the Company's Common Stock, $0.01 par value per share, for the gross consideration of $1.00 per share.

         2. The Company shall assume approximately $3,631,631 in liabilities of the Seller.

         3. The Company will require that holders of at least $2,840,296 of the Assumed Liabilities agree to accept the Company's Common Stock in full payment of such liabilities, with between one and four shares of Common Stock being issued for each $1.00 of Assumed Liabilities.

      By executing this letter, the undersigned indicate their agreement to the foregoing changes.


SPORTSTRAC, INC.                               sportstrac.com, inc.

/s/ Michael Mellman                            /s/ Marc Silverman
--------------------------------               --------------------------------
Name:   Michael Mellman                        Name:   Marc Silverman
Title:  Chairman of the Board                  Title:  Chief Executive Officer